Purchase Agreement

Overwatch Partners, Inc., a Florida corporation, and **Paul Rosenberg**, of 2367 Jawed Pl., Dunn Loring, Virginia 22027 (collectively, the "Sellers") hereby sell, assign, and transfer the following assets (collectively referred to as the “Assets”) to **Global Warming Solutions, Inc.** (the "Buyer"), a Canadian corporation: (i) Domain: *www.cbd.biz* (the “Domain”); and (ii) all intellectual property assets (the “Intellectual Property”) associated with *www.CBD.biz* domain for a TOTAL AMOUNT OF **$100,000.00** (the “Purchase Price”).

1. **Definitions.**

    a. *Agreement* shall mean this Purchase Agreement.

    b. *Intellectual Property* shall include the following:

        i. All trade secrets and other proprietary know-how, public information, non-proprietary know-how and invention disclosures,

        ii. Any information of a technical or business nature regardless of its form,

        iii. All documented research, developmental, demonstration or engineering work,

        iv. All information that can be or is used to define a design or process or procedure, produce, support or operate material and equipment, and

        v. All other drawings, blueprints, patterns, plans, flow charts, equipment, parts lists, software and procedures, specifications, formulas, designs, technical data, descriptions, related instructions, manuals, records and procedures.

2. **Transaction Date.** This Purchase Agreement is effective as of October 23, 2019.

3. **Possession of Assets.** The Intellectual Property is in possession of all relevant offices by which such intellectual property was initially assigned to Sellers. In accordance with Section 4 below, Sellers shall supply Buyer with all information pertinent to identifying and locating the Assets. The Domain is in the possession of the domain registrar, GoDaddy, Inc.

4. **Transfer of Ownership.** Sellers shall provide Buyer with transfer information for all Intellectual Property included herein. Upon furnishment of such information to Buyer, it shall be Buyer’s responsibility to initiate all transfer of ownership paperwork. Sellers shall cause no undue delay or burden on Buyer’s attempt to finalize paperwork needed for the transfer of Intellectual Property. Buyer agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

5. **Warranties.**

Seller represents and warrants to Buyer:

a. Seller has the right, power and authority to enter into this Agreement,

b. Seller is the exclusive owners of all right, title and interest in the Technology free of any security interest, charge or encumbrance,

c. Seller warrants that all documents, computer records, disks and other materials of any nature of kind containing the Technology or any portion thereof have been turned over to Buyer, and that Seller will not retain the Technology, or any portion thereof, in any form whatsoever after the closing of the within transaction except as specifically permitted hereunder,

d. The Intellectual Property does not infringe the rights of any person or entity,

e. There are no claims, pending or threatened, with respect to Seller's rights in the Intellectual Property,

f. This Agreement is valid, binding and enforceable in accordance with its terms, and

g. Seller is not subject to any agreement, judgment or order inconsistent with the terms of this Agreement.

6. **Attorney's Fees.** Should either party hereto, or any heir, personal representative, successor or assign of either party hereto, resort to litigation to enforce this Agreement, the party prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to recover its or their reasonable attorneys' fees and costs in such litigation from the party against whom enforcement was sought.

7. **Entire Agreement.** This Agreement contains the entire understanding and agreement between the Parties hereto with respect to its subject matter and supersedes any prior or contemporaneous written or oral agreements, representations or warranties between them respecting the subject matter hereof.

8. **Amendments.** This Agreement may be amended only by a writing signed by both Parties.

9. **Severability.** If any term, provision, covenant or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect.

10. **No Waiver.** No waiver of a breach, failure of any condition, or any right or remedy contained in or granted by the provisions of this Agreement shall be effective unless it is in writing and signed by the party waiving the breach, failure, right, or remedy. No waiver of any breach, failure, right, or remedy, whether or not similar, nor shall any waiver constitute a continuing waiver unless the writing so specifies.

11. **Representation On Authority Of Parties/Signatories.** Each person signing this Agreement represents and warrants that he or she is duly authorized and has legal capacity to execute and deliver this Agreement. Each party represents and warrants to the other that the execution and delivery of the Agreement and the performance of such party's obligations hereunder have been duly authorized, and that the Agreement is a valid and legal agreement binding on such party and enforceable in accordance with its terms.

12. **Headings.** The headings in this Agreement are included for convenience only and shall neither affect the construction or interpretation of any provision in this Agreement nor affect any of the rights or obligations of the Parties to this Agreement.

13. **Survival.** Except as otherwise expressly provided in this Agreement, representations, warranties, and covenants contained in this Agreement, or in any instrument, certificate, exhibit, or other writing intended by the Parties to be a part of this Agreement, shall survive for 10 years after the date of this Agreement.

14. **Ambiguities.** Each party and its counsel have participated fully in the review and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in interpreting this Agreement. The language in this Agreement shall be interpreted as to its fair meaning and not strictly for or against any party.

15. **Governing Law.** This Agreement shall be construed in accordance with, and all actions arising hereunder shall be governed by, the laws of the State of Florida, USA.

16. **Drafting Attorney.** THE ATTORNEY DRAFTING THIS AGREEMENT IS CARL HAWKINS ("SCRIBE") WITH THE LAW OFFICES OF CARL G. HAWKINS, P.A. BOTH PARTIES, BY SIGNING BELOW AGREE THAT (i) THE SCRIBE HAS ACTED STRICTLY AS A DRAFTER OF THIS AGREEMENT, (ii) THAT THE SCRIBE HAD NO INFLUENCE OVER THE TERMS OUTLINED HEREIN, AND THE PARTIES INDEMNIFY AND WAIVE ALL LEGAL CLAIMS AGAINST THE SCRIBE OR THE SCRIBE'S BUSINESS.

IN WITNESS WHEREOF, the Parties have executed this Agreement on October 23, 2019, with full knowledge of its content and significance and intending to be legally bound by the terms hereof.

[SIGNATURE PAGE FOLLOWS]

This Purchase Agreement shall be signed by Michael Hawkins on behalf of Overwatch Partners, Inc. and Paul Rosenberg, and by Vladimir Vasilenko on behalf of Global Warming Solutions, Inc.

SELLERS:

By: /s/ Christian Rishel
President,
Overwatch Partners, Inc.

Date: 10/23/19

By: /s/ Paul Rosenberg
Paul Rosenberg

Date: 10/23/19

BUYER:

By: /s/ Vladimir Vasilenko
Chief Executive Officer,
Global Warming Solutions, Inc.

Date: 10/23/19